Exhibit (a)(1)(F)
Dear [Employee Name],
     Aruba has received your Election Form dated [Click and Type Date], 2009, by which you elected to have some or all of your eligible outstanding options cancelled in exchange for New Options, subject to the terms and conditions of the Offer, as follows:

Original	Option	Exercise Price	Shares Subject to	Exchange Entire
Grant Date	Number	Per Share	Eligible Options	Eligible Option?
Yes
Yes
No
Yes
     If you change your mind, you may change your election as to some or all of your Eligible Options by submitting a new Election Form through the Offer website at http://optx/ and electing “No” to retain your Eligible Option rather than “Yes” to exchange your Eligible Option. If you are not able to submit your Election Form electronically via the Offer website as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), a properly signed and completed Election Form must be received by facsimile or by hand delivery before 9:00 p.m., Pacific Time, on March 17, 2009 to:
Jeannette Bjoernsen
Aruba Networks, Inc.
1344 Crossman Avenue
Sunnyvale, California 94089
Fax: (408) 541-1361
     The submission of the required documents must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems. If you are unable to, or choose not to submit electronically, only documents that are complete, signed and actually received by Jeannette Bjoernsen by the deadline will be accepted. Documents submitted by any other means, including U.S. mail or other post and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Jeannette Bjoernsen, our Stock Plan Manager, at:
Aruba Networks, Inc.
1344 Crossman Avenue
Sunnyvale, California 94089
Tel: (408) 227-4500
Fax: (408) 227-4550
E-mail: jbjoernsen@arubanetworks.com
     Please note that our receipt of your Election Form is not by itself an acceptance of the options for exchange. For purposes of the Offer, Aruba will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when Aruba gives oral or written notice to the option holders generally of its acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication. Aruba’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the Offer period.

     This notice does not constitute the Offer to Exchange. The full terms of the Offer are described in (1) the Offer to Exchange; (2) the Election Form; (3) the Instructions Forming Part of the Terms and Conditions of the Offer; and (4) the Agreement to Terms of Election. You may access these documents on the Offer website at http://optx/ or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

Dear [Employee Name],
     Aruba has received your Election Form dated [Click and Type Date], 2009, by which you rejected Aruba’s Offer to exchange your eligible outstanding options for new options, as follows:

Original	Option	Exercise Price	Shares Subject to	Exchange Entire
Grant Date	Number	Per Share	Eligible Options	Eligible Option?

     If you change your mind, you may change your election as to some or all of your eligible options by submitting a new Election Form through the Offer website at http://optx/ and electing “Yes” to exchange your Eligible Option rather than “No” to retain your Eligible Option. If you are not able to submit your Election Form electronically via the Offer website as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), a properly signed and completed Election Form must be received by facsimile or by hand delivery before 9:00 p.m., Pacific Time, on March 17, 2009 to:
Jeannette Bjoernsen
Aruba Networks, Inc.
1344 Crossman Avenue
Sunnyvale, California 94089
Fax: (408) 541-1361
     The submission of the required documents must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems. If you are unable to, or choose not to submit electronically, only documents that are complete, signed and actually received by Jeannette Bjoernsen by the deadline will be accepted. Documents submitted by any other means, including U.S. mail or other post and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Jeannette Bjoernsen, our Stock Plan Manager, at:
Aruba Networks, Inc.
1344 Crossman Avenue
Sunnyvale, California 94089
Tel: (408) 227-4500
Fax: (408) 227-4550
E-mail: jbjoernsen@arubanetworks.com
     This notice does not constitute the Offer to Exchange. The full terms of the Offer are described in (1) the Offer to Exchange; (2) the Election Form; (3) the Instructions Forming Part of the Terms and Conditions of the Offer; and (4) the Agreement to Terms of Election. You may access these documents on the Offer website at http://optx/ or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.